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COMMAND CENTER EXPANDS INTO NEW AREAS FOR GROWTH

Company CEO “Encouraged and Optimistic” about the New Year

Post Falls, Idaho – January 21, 2008 - At the annual meeting of Command Center, Inc. (OTCBB: CCNI) held yesterday, Chairman and CEO Glenn Welstad informed shareholders that the company’s reach in temporary staffing beyond construction and manufacturing is showing “great initial success.”

According to Mr. Welstad, “These new opportunities will not only help drive sales and profitability, but also keep more of our dedicated workers out on jobs on a consistent basis. With the more traditional areas of our business less active in the current economic climate, we believe these additional options will become increasingly important to our growth going forward.

 “Along with disaster relief – or more recently, snow relief – we are seeing a steady flow of business from national accounts such as car auctions and from large event planners servicing sports and entertainment venues and charitable causes. In fact, we had workers at yesterday’s Inauguration, we will fill a large number of positions for the entire week of the bowl game in Tampa, and we will be involved with the distribution of cookies for a major national youth organization this year. Also, we are currently participating in a pilot program with a popular national franchise in the food industry to determine if we can assist them with a major change in their system of production and distribution. The good news is that these unique opportunities seem to keep popping up and management is quick to pursue them and show customers that Command Center is not satisfied unless it can exceed their expectations.”

Mr. Welstad noted that the company, which owns and operates 58 stores in 20 states, was not pursuing an aggressive expansion program at this time. However, two branch offices are currently being opened in the South. Command will add on new stores only in those markets where “there is instant demand – as with national accounts – to ensure immediate profitability.”

“We are pleased with the results of the first three weeks of the New Year,” concluded Mr. Welstad. “So far, so good. If this is a glimpse of what we can expect, I am encouraged and optimistic about our performance in 2009 and beyond.”

At the annual meeting, the five current members of the Board of Directors were reelected, the 2008 Stock Incentive Plan and the 2008 Employee Stock Purchase Plan were approved, and DeCoria, Maichel & Teague, P.S. was ratified as the Company’s independent registered public accounting firm.  The reelected directors include Glenn Welstad, Brad E. Herr, Todd Welstad, John Schneller and Ralph E. Peterson.

About Command Center, Inc.

The Company provides on-demand employment solutions to businesses in the United States, primarily in the areas of light industrial, hospitality and event services, as well as other assignments. Additional information on Command Center is available at www.commandonline.com.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, the availability of worker's compensation insurance coverage, the availability of suitable financing for the Company's activities, the ability to attract, develop and retain qualified store managers and other personnel, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks set forth in the Form 10KSB filed with the Securities and Exchange Commission on March 28, 2008 and in other statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.